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Exhibit 10.3

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

SNRG CORPORATION,

As Purchaser

W. W. SCOTT, JR.

and

JOHN W. JOHNSON,

As Sellers

Dated as of August 17, 2005

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

Membership Interest Purchase Agreement (this “Agreement”), dated as of August 17, 2005, by and among SNRG Corporation, formerly known as Texen Oil & Gas, Inc., a Nevada corporation (the “Purchaser”), Woodrow W. Scott, Jr., an individual (“Scott”), and John W. Johnson, an individual (“Johnson”, and together with Scott, the “Sellers”).

RECITALS

WHEREAS, in October, 2001, Port Assets, LLC., a limited liability company formed and existing under the laws of the State of Texas (the “Company”), acquired the Plant pursuant to a Bankruptcy Trustee’s Bill of Sale; and

WHEREAS, the Board of Directors of the Purchaser has approved and authorized the acquisition of the Company, upon the terms and subject to the conditions set forth in this Agreement, and the execution, delivery, and performance of this Agreement and the transaction contemplated hereby; and

WHEREAS, each of the Sellers has the capacity to execute and deliver this Agreement and to perform the transactions contemplated hereby; and

WHEREAS, the Purchaser and the Sellers desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

1.1          Definitions. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Applicable Law” shall mean, with respect to any Person, any international, national, regional, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority

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and any requirements imposed by common law or case law, applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with their activities on behalf of such Person or any of its Affiliates). Applicable Law includes, without limitation, Environmental and Safety Requirements, and state and local zoning and building laws.

“Business Day” shall mean any day on which banks are not required or authorized by Applicable Law or executive order to close in the State of Texas.

“Closing” shall have the meaning set forth in Section 7.1.

“Closing Date” shall have the meaning set forth in Section 7.1.

“Company” shall have the meaning set forth in the preamble hereto.

“Encumbrance” shall mean any claim, lien, charge, security interest, pledge, mortgage, or any other restriction or encumbrance of any kind or nature.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.

“Governmental Authority” shall mean any domestic, international, national, territorial, regional, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission, arbitrator or arbitration panel, or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Gross Revenue” shall be determined in accordance with GAAP, consistently applied; provided that Gross Revenue shall include, but not be limited to, all Tipping Fees paid with respect to materials or waste delivered to the Plant and all revenues generated from any materials or waste processed by the Plant, including revenues generated by the sale of products derived from such materials or waste.

“Knowledge” or “knowledge” shall mean, with respect to any Person, the actual knowledge of such Person.

“Litigation” shall have the meaning set forth in Section 4.7.

“Material Adverse Change” shall mean any material adverse change in the financial condition, assets, liabilities, properties, or business of the Purchaser or the Company, as the case may be.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition, assets, liabilities, properties, business, or prospects of the Purchaser, or the Company, as the case may be.

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“Person,” whether or not capitalized, shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint stock company, joint venture, trust or Governmental Authority, or any agency or political subdivision of any Governmental Authority or any other entity.

“Plant” shall mean the gasification facility located on Farm Road 3057 in Bay City, Texas, formerly known as the Molten Metal Technologies Bay City plant.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“SEC” shall mean the Securities and Exchange Commission of the United States.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Tipping Fees” shall mean fees paid to or received by the Company with regard to materials delivered to the Plant for processing.

1.2          Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole, including the Exhibits and Schedules, (iii) the use of any gender shall be construed to include all other genders, unless the context clearly indicates that less than all the genders is intended, (iv) word describing the singular number shall include the plural, and vice versa, (v) all references to a Person are also to its permitted successors and assigns, and (vi) the words “shall” and “will” mean the listed duties are mandatory. References herein to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement.

ARTICLE II

Purchase of Securities; Consideration

2.1          Purchase of Securities. Subject to the terms and conditions set forth herein, the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the Sellers’ right, title, and interest in and to the membership interests of the Company (the “Membership Interests”) indicated next to such Seller’s name on Schedule 2.1 hereto, which shall collectively constitute one hundred percent (100%) of the issued and outstanding membership interests of the Company. At the Closing, each Seller shall deliver to the Purchaser all of the Membership Interests indicated next to such Seller’s name on Schedule 2.1 hereto, together with membership interest powers duly executed by such Seller in blank and sufficient to convey to Purchaser good and marketable title to the Membership Interests free and clear of any and all Encumbrances of any nature whatsoever and together with all accrued benefits and rights attaching thereto.

2.2          Consideration. The purchase price for the Membership Interests (the “Purchase Price”) shall be paid by the Purchaser to the Sellers as follows:

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(a)          $3,000,000, of which $150,000 has previously been paid to the Sellers by the Purchaser, and $2,850,000 of which shall be payable at the Closing in cash by wire transfer of immediately available funds to an account or accounts specified by the Sellers;

(b)          All Royalty Payments (as defined below) which become payable in accordance with Section 2.3; and

(c)          Warrants to purchase up to 3,000,000 shares of common stock, par value $0.00001 per share of the Purchaser (the “Purchaser Common Stock”), having substantially the same terms as set forth on Schedule 2.2 hereto.

2.3          Royalty Payments. Commencing on August 15, 2007, the Purchaser shall pay the Sellers royalty payments equal to three percent (3%) of all Gross Revenue earned by the Company, or its successor, from the first Ninety Thousand (90,000) metric tons of material or waste processed by the Plant in any calendar year thereafter; provided, however, that in the 2007 calendar year, the Purchaser shall pay the Sellers royalty payments equal to three percent (3%) of all Gross Revenue from the first Ninety Thousand (90,000) metric tons of material or waste processed by the Plant on and after August 15, 2007 thru December 31, 2007 (the “Royalty Payments”). Royalty Payments earned during any calendar quarter shall be paid to the Sellers no later than the forty-fifth (45th) calendar day after the end of such calendar quarter and shall be accompanied by a certificate, substantially in the form attached hereto as Schedule 2.3, completed and signed by an officer of the Company and the Purchaser.

2.4          Buyout of Royalty Payments. At any time prior to August 15, 2007, the Purchaser may terminate the Royalty Payments (the “Buy-Out Right”) by paying to the Sellers an amount (the “Buy-Out Payment”) equal to the greater of (i) $3,000,000 and (ii) eight (8) times the Annualized Royalty Payments (as defined below) which would have been paid to the Sellers if Royalty Payments had been calculated and paid prior to August 15, 2007. “Annualized Royalty Payments” shall mean the average of the Royalty Payments which would have been paid to the Sellers in the two calendar quarters immediately prior to the calendar quarter in which the Buy-Out Notice is delivered to the Sellers multiplied by four (4). The Buy-Out Payment shall be paid in cash by wire transfer of immediately available funds to an account or accounts specified by the Sellers. The Purchaser may exercise the Buy-Out Right by delivering to the Sellers written notice of its intent to exercise the Buy-Out Right (the “Buy-Out Notice”), which notice shall set forth a calculation of Annualized Royalty Payments which would have been paid, including sufficient facts and financial results to permit the Sellers to confirm the calculation of the Annualized Royalty Payments. The exercise of the Buy-Out Right shall be effective as of the first day of the calendar quarter in which such Buy-Out Notice is delivered to the Sellers and shall be paid on the thirtieth (30) day following receipt of the Buy-Out Notice by the Sellers. For the avoidance of doubt, the Buy-Out Payment shall not be reduced by the amount of any Royalty Payments, if any, paid to the Sellers prior to delivery of the Buy-Out Notice to the Sellers.

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ARTICLE III

Representations and Warranties of the Purchaser

In order to induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants to the Sellers as follows:

3.1          Existence; Good Standing; Corporate Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Nevada.

3.2          Authorization, Power, and Enforceability. The execution, delivery, and performance of this Agreement and issuance of the Warrants by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Warrant, as applicable, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Warrants, as applicable, have been duly executed and delivered by the Purchaser and constitute the legal, valid, and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and by general principles of equity.

3.3          No Violation or Conflict; Consents. The execution, delivery, and performance by the Purchaser of this Agreement and the Warrant, as applicable, will not (a) violate, conflict with or result in a breach of the Certificate of Incorporation or Bylaws of the Purchaser; (b) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge, or other Encumbrance upon any property or assets of the Purchaser pursuant to any agreement or instrument to which the Purchaser is a party or by which the Purchaser is a party or by which the Purchaser or its properties may be bound or affected; (c) violate or conflict with any Applicable Law or regulation, or any writ, order, or decree of any court or other Governmental Authority, except for any such violations which would not have a Material Adverse Effect; or (d) require any consent, approval or authorization of, or filing or registration with, any Governmental Authority in connection with, or prior to, the execution, delivery, or performance of this Agreement, the Warrants, and the consummation of the transactions contemplated hereby.

ARTICLE IV

Representations and Warranties of the Sellers

In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers hereby represent and warrant to the Purchaser as follows:

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4.1          Existence; Good Standing; Corporate Authority. The Company is a limited liability company duly formed, validly existing and in good standing under the Applicable Laws of its jurisdiction of formation. The Company is not qualified to do business as a foreign corporation under the laws of any other state of the United States. The Company has all requisite power and authority to own or lease its properties, except where the failure to have such power and authority would not have a Material Adverse Effect. The Sellers have heretofore delivered to the Purchaser a true, correct, and complete copy of the Company’s Certificate of Formation and any other governing documents between the Company and its managers or members.

4.2          Authorization, Power, and Enforceability. Each of the Sellers has the capacity to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the legal, valid, and binding obligations of each of the Sellers, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and by general principles of equity.

4.3          No Violation or Conflict; Consents. The execution, delivery, and performance by each of the Sellers of this Agreement will not (a) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge, or other Encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which the Company is a party or by which the Company or either of the Sellers is a party or by which the Company, the Sellers, or their respective properties may be bound or affected; (b) violate or conflict with any Applicable Law or regulation, or any writ, order, or decree of any court or other Governmental Authority, except for any such violations which would not have a Material Adverse Effect; or (c) require any consent, approval or authorization of, or filing or registration with, any Governmental Authority in connection with, or prior to, the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby.

4.4          Title to Membership Interests. Each Seller is the record and sole beneficial owner of the Membership Interests set forth opposite his name on Schedule 2.1 hereto, and such Membership Interests are owned free and clear of any Encumbrances. At Closing, the Sellers will transfer and convey, and the Purchaser will acquire, good and marketable title to the Membership Interests, free and clear of all Encumbrances, other than Encumbrances placed thereon by Persons claiming by, through, or under the Purchaser. The Membership Interests set forth on Schedule 2.1 hereto constitute all of the outstanding membership interests of the Company. There are no outstanding (a) securities or instruments convertible into or exercisable for any membership interests of the Company or (b) options, warrants, subscriptions, or other rights to acquire membership interests of the Company.

4.5          Conduct of Business. Since the date of its formation, the Company has not conducted any operating business other than ownership of the Plant and the liquidation of some materials located in or around the Plant at the time it was acquired by the Company, and since the date the Company acquired the Plant, the Plant has not conducted any operations. Since the date of its formation, the Company has not sold any products or services.

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4.6	Subsidiaries. The Company has no subsidiaries.

4.7          Litigation. There are no actions, suits, proceedings, inquiries, arbitrations, or investigations (“Litigation”) against or affecting the Company, at law or in equity.

4.8          No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature, contingent or otherwise, other than any (i) liabilities or obligations arising out of the Net Profits Agreements, (ii) Financial Advisor’s fees described in Section 4.15 below, (iii) accrued and unpaid property taxes which are not currently due and payable, and (iv) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since June 1, 2005.

4.9          Taxes. The Company has timely filed all tax returns required to be filed by the Company, and all such tax returns are true, complete, and correct. The Company has paid all taxes required to be paid pursuant to such tax returns or Applicable Law. Neither of the Sellers has filed any income tax returns with regard to the Membership Interests that are inconsistent in any material respect with the income tax returns filed by the Company.

4.10       Employees. The Company has not had and does not have any employees. The Company has not maintained and does not maintain any employee benefit plans.

4.11       Contracts. Except for (i) the Environmental Indemnity, dated October 18, 2001, between Celanese, Ltd. and Port Assets, LLC (the “Environmental Indemnity”) and (ii) the Consulting and Compensation Agreement between the Company and Don Brady, the Compensation and Termination Agreement among the Company, Scott, Twist, Inc., and Duratherm Inc., and that certain agreement between the Company and Billy Powell with respect to proceeds received by the Sellers upon sale of the Company (the “Net Profits Agreements”, and together with the Environmental Indemnity, the “Contracts”), the Company is not party to or bound by any contracts, agreements, or understandings, true, complete, and correct executed copies of which have been delivered to the Purchaser. The Environmental Indemnity is in full force and effect and is the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and by general principles of equity. The Company is not in breach of or default under the Contracts, nor, to the knowledge of the Company or the Sellers, is any other party to the Contracts in breach thereof or default thereunder. The Company has not received written notice terminating, or threatening to terminate, the Contracts.

4.12       Title To and Condition of Property. Except for the real property on which the Plant is located (the “Real Property”), the Company does not own or lease any real property. The Company has good and marketable fee simple title to the Real Property, free and clear of all Encumbrances. There are no outstanding options or rights to purchase the Real Property or any portion thereof. There are no pending or threatened eminent domain proceedings with respect to any portion of the Real Property. There is no injunction, decree, order or judgment outstanding, nor any action, claim, suit, arbitration or other proceeding, pending or threatened, relating to the ownership, occupancy or operation of the Real Property by any Person. Except for de minimis items, the Company owns the Plant and all personal property located in the Plant or on the Real

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Property free and clear of all Encumbrances. The Sellers make no representations or warranties with respect to the condition of the Plant and the real property on which it is located.

4.13       Intellectual Property. Except for intellectual property acquired by the Company in connection with the acquisition of the Plant pursuant to a Bankruptcy Trustee’s Bill of Sale, the Company owns no patents, trademarks, services marks, trade names, logos, internet domain names, copyrights, confidential technology, or trade secrets, or any applications for any of the foregoing.

4.14       No Restrictions on Business Activities. There is no agreement (non-compete or otherwise), judgment, injunction, order or decree to which the Company is a party or is otherwise binding on the Company, the Plant, or the Real Property that has had or could reasonably be expected to have a Material Adverse Effect on the Company, the Plant, or the Real Property.

4.15       Brokers. The Company has previously disclosed to the Purchaser that the Company employed and will compensate a financial adviser in connection with the transactions contemplated hereby (the “Financial Advisor”). Except as set forth in the preceding sentence, the Company has not employed any other financial advisor, broker, or finder and has not and will not incur any other broker’s, finder’s, investment banking, or similar fees, commissions, or expenses in connection with the transactions contemplated by this Agreement.

4.16       Non-public Information. The Sellers understand and agree that the Purchaser is a public-reporting company and its securities are publicly-held and that Sellers may be required to timely file reports under Section 13 or Section 16 of the Exchange Act and may be subject to other obligations and restrictions under the federal securities laws with respect to any securities of the Purchaser that they currently own or acquire in the future. The Sellers understand and agree that information related to this Agreement and the transactions contemplated hereby may constitute material non-public information regarding the Purchaser and that the Sellers must hold such information in strict confidence, except to the extent such disclosure is required by Applicable Law, and may not use such information or trade securities of the Purchaser while the Sellers have possession of such material non-public information unless and until such information has been fully disseminated to the public by the Purchaser in accordance with Applicable Law.

4.17       Disclosure. To the knowledge and belief of the Sellers, no representation or warranty of the Sellers herein contains any untrue statement of a material fact or omits to state a material fact necessary to make statements contained herein, in light of the circumstances in which they were made, not misleading. To the knowledge and belief of the Sellers, there is no fact that has not been disclosed to the Purchaser that could have a Material Adverse Effect on the Company.

4.18       Warranties. The transactions contemplated by this Agreement are not fraudulent to any creditor or security interest holder of the Company. The Company is not and will not become subject to warranty or service obligations.

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ARTICLE V

Indemnification

5.1          Survival of the Representations and Warranties. The representations and warranties of the Purchaser and the Sellers set forth in this Agreement shall survive the Closing Date for a period of one (1) year after the Closing Date.

5.2	Indemnification.

(a)          By Sellers. Each Seller agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, security holders, advisors, and agents (collectively, the “Purchaser Indemnified Parties”) from, against, and in respect of (i) the full amount of any and all liabilities, damages, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs, and expenses, including reasonable attorneys’ fees, (“Damages”) arising from any breach or violation of any of the representations, warranties, covenants, or agreements of the Sellers set forth in this Agreement or any act or omission by the Company or the Sellers prior to the Closing Date, (ii) any amounts or Damages paid by the Company pursuant to the Net Profits Agreements or in connection with the termination thereof, (iii) any broker’s, finder’s, investment banking, or similar fees, commissions, or expenses paid by the Purchaser or the Company to the Financial Advisor, and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incidental to any of the foregoing.

(b)          By the Purchaser. The Purchaser agrees to indemnify and hold harmless the Sellers and their advisors and agents (collectively, the “Seller Indemnified Parties”) from, against, and in respect of (i) the full amount of any and all Damages arising from any breach or violation of any of the representations, warranties, covenants, or agreements of the Sellers set forth in this Agreement and (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incidental to any of the foregoing.

(c)	Limitations on Indemnification.

(i)           No indemnification payment shall be made to the Purchaser Indemnified Parties until the amounts which the Purchaser Indemnified Parties would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $5,000, at which time the Purchaser Indemnified Parties shall be indemnified dollar for dollar to the extent such liability exceeds $5,000. The indemnification provided for in Sections 5.2(a)(ii) and 5.2(a)(iii) hereof shall not be subject to the limitations set forth in this Section 5.3(c)(i) and shall be indemnified to the Purchaser Indemnified Parties dollar for dollar to the extent any liability with respect to such matters exists. No indemnification payment shall be made to the Seller Indemnified Parties until the amounts which the Seller Indemnified Parties would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $5,000, at which time the Seller Indemnified Parties shall be indemnified dollar for dollar to the extent such liability exceeds $5,000.

(ii)         The maximum aggregate liability of the Sellers for any claim arising from or relating to this Agreement or the transactions contemplated hereby, whether asserted

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pursuant to Section 5.2(a), as a breach of contract, tort, violation of a statute, by a third party, or otherwise, regardless of the theory or basis of such claim, shall not exceed $3,000,000 plus the amount of any Royalty Payments paid to the Sellers pursuant to Section 2.3 hereof; provided, however the limitation set forth in this sentence shall not apply to any indemnification provided for in Sections 5.2(a)(ii) and 5.2(a)(iii) hereof. The maximum aggregate liability of the Purchaser for any claim arising from or relating to this Agreement or the transactions contemplated hereby, whether asserted pursuant to Section 5.2(b), as a breach of contract, tort, violation of a statute, by a third party, or otherwise, regardless of the theory or basis of such claim, shall not exceed $1,000,000.

(iii)        The amount for which any Indemnified Party shall be indemnified hereunder shall be reduced by an amount equal to any insurance proceeds received by the Indemnified Party with respect to the claim for which the Indemnified Party is seeking to be indemnified less the amount of any insurance premiums paid by such Indemnified Party with respect to such insurance.

(d)	Indemnification Procedure.

(i)           Any party to this Agreement seeking indemnification under this Section 5.2 (an "Indemnified Party") shall give each party from whom indemnification is being sought (an "Indemnifying Party") written notice (the “Indemnification Notice”) of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 5.2.

(ii)          With respect to Damages arising from claims of any third party for which indemnification is provided in this Section 5.2 ("Third Party Claims"), the Indemnified Party seeking such indemnification shall give the Indemnifying Party from which such indemnification is sought a written Indemnification Notice with respect to such Third Party Claim as soon as practicable and in any event within ten (10) days after the receipt by the Indemnified Party of such Indemnification Notice; provided, however, that the failure to provide, or the failure to timely provide, an Indemnification Notice shall not shall not be deemed to have waived any of the rights of the Indemnified Party for indemnification pursuant to this Section 5.2, except to the extent the rights of the Indemnifying Party are materially prejudiced. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days after the receipt of an Indemnification Notice from the Indemnified Party; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel, provided further however that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together (except to the extent that local counsel are necessary or advisable for the conduct of such action or proceeding, in which case the Indemnifying Party shall also pay the reasonable fees and expenses of any such local counsel). If the Indemnifying Party shall not timely assume and conduct the defense of any

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Third Party Claim or Litigation resulting there from, the Indemnified Party may defend against such claim or Litigation in such manner as it may deem appropriate and may settle such claim or Litigation on such terms as it may deem appropriate; provided, however, that in settling any action in respect of which indemnification is payable under this article, it shall act in a commercially reasonable manner. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably requested by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim, (ii) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party or (iii) settle or compromise any Third Party Claim in a manner that is adverse to the business or reputation of the Indemnified Party, other than any settlement or compromise that results solely in financial obligations for which such Indemnified Party will be indemnified hereunder.

(iii)        With regard to any Damages for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon earliest to occur of (i) in the case of the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, five (5) Business Days prior to the date that the judgment creditor has the right to execute such judgment, (ii) in the case of the entry of an unappealable judgment or final appellate decision against the Indemnified Party, within fifteen (15) Business Days after the entry of such Judgment, (iii) upon settlement of the claim by the Indemnifying Party and the Indemnified Party.

ARTICLE VI

Additional Agreements

6.1          Warrants and Security Interest. The parties agree to use their best efforts to negotiate the definitive terms of the Warrants, which terms shall be substantially similar to the terms set forth on Schedule 2.2 hereto, and to execute and deliver the Warrants no later than one-hundred eighty (180) calendar days after the Closing Date (the “Warrant Deadline Date”). The Purchaser understands and agrees that if the Warrants are not executed and delivered to the Sellers or their designees prior to the Warrant Deadline Date, the Buy-Out Right shall immediately and irrevocably terminate, without any further action required by the Purchaser or the Sellers, and the Purchaser shall pay the Sellers one hundred percent (100%) of the Royalty Payments required pursuant to Section 2.3.

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6.2	Sale of the Company or the Plant.

(a)          The Purchaser agrees that it shall not sell, assign, transfer, or otherwise convey to any Person the Company or the Plant, unless such Person agrees in writing to assume the obligation to pay the Royalty Payments on terms substantially similar to those set forth in Section 2.3 above. If, notwithstanding the foregoing, the Company or the Plant, or any proceeds of or interests therein, is sold, assigned, transferred, or otherwise conveyed to any Person, and such Person does not assume in writing the obligation to pay the Royalty Payments, the Buy-Out Right set forth in Section 2.3 above shall be deemed to have been automatically exercised by the Purchaser, without any further action being required by the Purchaser or the Sellers, effective as of the first day of the calendar quarter in which such sale, assignment, transfer, or other conveyance is consummated and without regard to whether such sale, assignment, transfer, or other conveyance occurs prior to the second anniversary of the Closing Date, and the Buy-Out Payment shall become immediately due and payable in its entirety by the Purchaser.

(b)          Notwithstanding anything to the contrary in Section 6.2(a) above, the Sellers acknowledge and agree that nothing in this Agreement shall prohibit the Purchaser from pledging, mortgaging, hypothecating, or otherwise granting a security interest in the Company or the membership interests thereof and that nothing in this Agreement shall prohibit the Company from pledging, mortgaging, hypothecating, or otherwise granting a security interest in the Plant or any of its other assets in order to obtain financing necessary to consummate the transactions contemplated hereby or to pay any portion of the Purchase Price, the Royalty Payments, or the Buy-Out Payment. The Sellers further acknowledge and agree that any such secured party shall have the right to foreclose on any such security interest granted to it or otherwise enforce its rights as a creditor of the Purchaser, thereby acquiring ownership of the Company, the Plant, or any other assets of the Company (a “Port Assets Foreclosure”) and shall have the right to sell the Company, the Plant, or any other assets of the Company to any third party.

(c)          Upon the occurrence of a Port Assets Foreclosure, the Purchaser’s obligation to pay the Royalty Payments, shall be as follows:

(i)           If (x) any officer, director, or employee of the Purchaser, the Company, or their Affiliates, or any relative of such officer, director, or employee, receives any compensation or other financial benefit as a result of or in connection with such Port Assets Foreclosure or (y) after the date of such Port Assets Foreclosure, any officer, director, or employee of the Purchaser, the Company, or their Affiliates, or any relative of such officer, director, or employee, continues to be employed by the Purchaser, the Company, or their Affiliates, then the Purchaser’s obligation to pay the Royalty Payments shall continue as provided in Section 2.3 hereof, notwithstanding the fact that the Purchaser’s ownership of the Company has diminished or ceased and notwithstanding the fact that the Company no longer owns the Plant.

(ii)         In any circumstance other than those described in clauses (x) and (y) of Section 6.2(c) above, the Purchaser’s obligation to pay the Royalty Payments shall cease following such Port Assets Foreclosure.

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6.3          Termination of the Net Profits Agreements. The Sellers agree to use their best efforts to cause each of the Net Profits Agreements to be terminated no later than sixtieth (60th) day after the Closing Date. The Purchaser and the Company agree that they shall not (i) have any discussions or negotiations with any party to the Net Profits Agreements, other than the Sellers, regarding the termination of the Net Profits Agreements and (ii) shall not enter into any agreement to cease, suspend, terminate, or otherwise affect the Net Profits Agreements, without the prior written consent of the Sellers, which consent shall not be unreasonably withheld. The Sellers acknowledge and agree that any payments or liabilities arising from the Net Profits Agreements or in connection with the termination thereof shall be paid in their entirety by the Sellers and shall be subject to the indemnification provisions of Section 5.2(a)(ii) hereof.

6.4          Payment to the Financial Advisor. The Sellers acknowledge and agree that any broker’s, finder’s, investment banking, or similar fees, commissions, or expenses owed to the Financial Advisor as a result of the consummation of the transactions contemplated hereby shall be paid in their entirety by the Sellers and shall be subject to the indemnification provisions of Section 5.2(a)(iii).ARTICLE VII

ARTICLE VII

Closing; Deliveries

7.1          Closing; Effective Date. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Gardere Wynne Sewell LLP in Houston, Texas on August 16, 2005, or on such other date and at such other place as may be agreed to by the parties (the “Closing Date”). Al proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed to have been taken nor documents deemed executed or delivered until all have been taken, delivered, and executed.

7.2          Deliveries by the Sellers and the Company. At Closing, the Sellers and the Company, as appropriate, shall deliver the following documents to the Purchaser:

(a)          all of the outstanding Membership Interests of the Company (which Membership Interests are uncertificated); and the written resignations of each of the managers of the Company, effective upon Closing;

(b)	the books and records of the Company; and

(c)          a certificate issued by the Secretary of State of the State of Texas, as to the good standing of the Company and payment of franchise taxes and certifying the Company’s Certificate of Formation.

7.3          Deliveries by the Purchaser. At Closing, the Purchaser shall deliver the following documents and funds to the Sellers.

(a)          a wire transfer of funds to Sellers, pro rata, in the aggregate amount of $2,850,000;

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(b)          a certificate, dated the Closing Date, of the secretary of the Purchaser, setting forth the authorizing resolutions adopted by the Purchaser’s Board of Directors approving the terms and conditions of this Agreement and the documents and transactions contemplated hereby and thereby; and

(c)          a certificate issued by the Secretary of State of the State of Nevada, as to the good standing of the Purchaser and payment of franchise taxes.

ARTICLE VIII

General Provisions

8.1          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile with confirmation of receipt, to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

If to the Purchaser:

SNRG Corporation

14300 N. Northsight Blvd.

Suite 227

Scottsdale, AZ 85260

Attn: President

Facsimile: 480-991-2203

If to the Sellers:

W. W. Scott, Jr.

_______________________

_______________________

_______________________

Facsimile: _______________

John W. Johnson

_______________________

_______________________

_______________________

Facsimile: _______________

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of

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changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

8.2          Assignment; Binding Effect; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties hereto. Notwithstanding the foregoing, (a) the Purchaser may assign its rights, interests, or obligations hereunder, other than the obligation to issue the Warrants having substantially the terms set forth on Schedule 2.2 hereto and the obligation to issue shares of Purchaser’s Common Stock upon exercise thereof, to any Affiliate of the Purchaser; provided, that the Purchaser executes and delivers to the Sellers a guaranty of payment and performance of all the Purchaser’s obligations hereunder, which guaranty shall be in a form and substance reasonably acceptable to the Sellers and (b) the Sellers may form a limited liability company or other legal entity owned by the Sellers for the purpose of receiving Royalty Payments and holding the Warrants. Subject to the preceding, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, executors, administrators and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.3          Entire Agreement. This Agreement contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements, understandings, representations, and warranties among the parties, including that certain letter, dated June 2, 2005, from the Purchaser to the Sellers, as amended, and none of the parties shall be bound by any discussions, negotiations, agreements, understandings, representations, and warranties other than as expressly provided herein.

8.4          Governing Law. This agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Texas, without reference to the choice of laws principles thereof.

8.5          Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement, shall be settled solely and exclusively by one arbitrator in a binding arbitration in Houston, Texas conducted in accordance with the rules and procedures of the American Arbitration Association (“AAA”), as in effect from time to time; provided, that (i) the arbitrator shall be chosen by AAA; and (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator. Each party shall bear its own attorneys fees and expenses. The parties agree to abide by all written decisions and awards rendered in such proceedings. Such decisions and awards rendered in writing and signed by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the bringing an action for injunctive relief or other equitable relief. The arbitrator shall not have the right to award punitive damages or speculative damages to either party and shall not have the power to amend this Agreement or the Warrants. The arbitrator shall be required to follow Applicable Law. If for any reason this arbitration clause becomes not applicable, then the

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Purchaser and each of the Sellers agrees to submit to the jurisdiction and venue as set forth in Section 8.6 below.

8.6          Jurisdiction and Venue. This Agreement shall be subject to the jurisdiction of the federal and Texas state courts located in Harris County, Texas. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Texas by virtue of a failure to perform an act required to be performed in the State of Texas and irrevocably and expressly agree to submit to the jurisdiction of the federal and states courts located in Harris County, Texas for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. By the execution and delivery of this Agreement, the parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue or the jurisdiction of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in federal and state courts located in Harris County, Texas, and further irrevocably waive any claim that any suit, action or proceeding brought in the federal and state courts located in Harris County, Texas has been brought in an inconvenient forum. Each party hereto agrees that service of process may be made by personal service of a copy of the summons and complaint or other legal process in any such suit, action, or proceeding, or by registered or certified mail (postage prepaid) to the proper address for notice set forth herein or by any other method of service provided for under the Applicable Laws then in effect in the State of Texas.

8.7          Fee and Expenses. Each party hereto agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants, and consultants employed by such party in connection herewith.

8.8          Conveyance Taxes. The Sellers shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

8.9          Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The table of contents contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.10       Waivers. Except as otherwise provided herein, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any term, covenant or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written notice signed by such party expressly

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waiving such term or condition. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

8.11       Severability. Any term or provision of this Agreement that is declared invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable, the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.12       Participation of the Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

8.13       Publicity. Nothing contained herein shall prevent any party hereto, or its affiliates and subsidiaries, from making any public announcement or filing required by federal or state securities laws or stock exchange rules. Subject to the foregoing, no public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without prior written notice to each other party hereto as to the form, content, timing, and manner of distribution.

8.14       Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

8.15       Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original. All such counterparts shall together constitute one and the same instrument.

[Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have each executed and delivered this Agreement as of the day and year first written above.

SNRG CORPORATION

By:	/s/ D. Elroy Fimrite
Name:	D. Elroy Fimrite
Title:	President

/s/ W.W. Scott, Jr.

W. W. Scott, Jr.

/s/ John W. Johnson

John W. Johnson

By: W. W. Scott, Jr., as attorney-in-fact pursuant to a Special Durable Power of Attorney, dated August 10, 2005

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SCHEDULE 2.1

Outstanding Membership Interests of the Company

W. W. Scott, Jr.:	Fifty percent (50%) of the issued and outstanding membership interests of the Company
John W. Johnson:	Fifty percent (50%) of the issued and outstanding membership interests of the Company

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SCHEDULE 2.2

The Warrants to be issued to the Sellers pursuant to Section 2.2(c) of the Agreement shall contain substantially the following terms:

Number of shares to be issued upon exercise	3,000,000 shares of Purchaser Common Stock
Exercise Period	Any time after the Closing Date and prior to the fifth (5th) anniversary of the date of the issuance of the Warrants.
Exercise Price	$0.50 per share
Anti-Dilution Protection	The number of shares issuable under the warrant will be subject to anti-dilution protection.
Registration Rights
• Piggy-Back Registration

Piggy-back registration rights with respect to offerings registered by the Purchaser, subject to the right of the Purchaser and its underwriters, in view of market conditions, to reduce the number of shares proposed to be registered; provided, that such reduction shall be on a basis similar to reductions imposed on other shareholders who are exercising piggy-back registration rights.

• Expenses	The registration expenses (exclusive of underwriting discounts and commissions) of all registrations will be borne by the Purchaser.

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SCHEDULE 2.3

FORM OF CERTIFICATE TO ACCOMPANY ROYALTY PAYMENTS

ROYALTY CERTIFICATE

Dated: __________ ___, 20___

Fiscal Quarter ended:	__________ ___, 20___

Amount of materials or waste processed by the Plant (in metric tons) during such fiscal quarter: __________________

Gross Revenue earned by the Company, or its successor, in such fiscal quarter: $__________________

Royalty Rate:	3%

Royalty Payments due to Sellers with respect to such fiscal quarter: $__________________

YTD amount of materials or waste processed by the Plant (in metric tons):	__________________

Capitalized terms used, but not defined, herein shall have the respective meanings ascribed to them in the Membership Interest Purchase Agreement, dated August 16, 2005, by and among SNRG Corporation, W. W. Scott, Jr., and John W. Johnson. The information contained in this Certificate may constitute material non-public information and is subject to the non-disclosure and non-use provisions in Section 4.16 of said agreement.

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A check in the amount of the Royalty Payments specified above is attached hereto. Such check shall be payable to the order of the Sellers or such other Person as the Sellers may specify from time to time.

I certify that I am an officer of either the Company or the Purchaser and that the information contained in this Royalty Certificate is complete and accurate in all respects.

SIGNED:

SNRG Corporation By: ________________________ Name: __________________ Title: _________________	Port Assets, LLC By: ________________________ Name: __________________ Title: _________________

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